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                                                                   EXHIBIT 10(I)



                                                              AMENDED JULY, 1996
                            IROQUOIS BANCORP, INC.
                       STOCK PURCHASE INCENTIVE PROGRAM



     1.  Purpose.  This Stock Purchase Incentive Program ("Plan") adopted by
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Iroquois Bancorp, Inc. is to encourage a sense of proprietorship and loyalty on the part of directors and officers of the Corporation and its subsidiaries by providing financial incentives for such persons to increase their ownership in the Company's Common Stock, serving to strengthen their commitment to the continued growth of the Company and its financial success.

     2.  Administration of Plan.  The Plan shall be administered by and under
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the direction of the Chief Financial Officer of the Company, subject to the terms and conditions hereof. The interpretation and construction of any provision of the Plan shall be determined conclusively by the board of directors of the Company.

     3.  Eligibility.  Participation in the Plan shall be limited to directors
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and executive officers of the Company and of any financial institution subsidiary of the Company, provided that any such director or executive officer who serves more than one entity in the holding company organization may participate only to the extent of one affiliation.

     4.  Participation.  Participation in the Plan will be on an annual basis,
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such that each participant must be eligible on January 1 of any calendar year in which such person participates. Participation is entirely voluntary and any person eligible may join or withdraw from the Plan at any time by providing notice to the Company's Chief Financial Officer as Administrator of the Plan.

     5.  (a)   Incentive Payments.  The Company, itself or through any
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subsidiary financial institution, will make incentive payments in amounts up to
$5,000 per year, with an aggregate limit of $100,000, to eligible individuals by providing reimbursement for either (1) the purchase of Common Stock of the Company by the participant, or (2) the exercise price of stock options to purchase the Company's Common Stock. Reimbursement may be used for both stock purchase price and brokers' commissions or other transaction expenses.

        (b) Carryforward.  Each participant may purchase more than $5,000 of the
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Company's Common Stock or exercise options to purchase shares of the Company's
Common Stock equal to more than $5,000 in exercise price in any one fiscal year and may carry forward the excess and receive reimbursement for the option exercise or stock purchases in succeeding years, subject to the maximum annual and aggregate awards of $5,000 and $100,000, respectively.

        (c) Transactions Eligible for Reimbursement.  A purchase of Common Stock
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qualifies for reimbursement under the program if the purchase is effected in one of two


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ways:  (1) as newly issued Common Stock in a stock offering to the public; or
(2) as a purchase of additional Common Stock through the Company's Dividend Reinvestment Plan. Any valid exercise of options to purchase the Common Stock of the Company may qualify. All such transactions must occur within the time permitted under this Agreement. Participants must notify the Company's Chief Financial Officer of any purchase to be covered by Plan reimbursement and must
provide satisfactory documentation to evidence the purchase.   To be eligible
for reimbursement, any transaction must be reflected by the issuance of a certificate for such Common Stock in the name of the eligible participant under the Program, in the name of a trustee designating the eligible participant as beneficiary pursuant to an individual retirement account (IRA) or other similar pension plan subject to the Employee Retirement Security Act of 1974, or in such other form as to evidence ownership of the Common Stock by the eligible participant.

     6.  Reimbursement Procedures.  Reimbursement for new qualifying purchases
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or option exercises is made once, at the end of the fiscal year.  Reimbursement will also be made in January of each fiscal year to any participant for any amount being carried forward from the previous fiscal year, up to the maximum annual limitation of $5,000. If a participant receives less than $5,000 of carryforward reimbursement in January, and makes additional qualifying purchases or exercises additional options during the calendar year, the participant will be reimbursed again at the end of the fiscal year for such additional purchases or exercise price up to the $5,000 aggregate maximum reimbursement for the year. Reimbursement will be in the form of a check issued by the Company or any subsidiary financial institution with which the participant is affiliated.


     7.  Recordkeeping.  All books and records pertaining to the Plan will be
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maintained by or at the direction of the Chief Financial Officer of the Company as Administrator of the Plan. Each participant in the Plan will receive an annual statement reflecting all transactions with respect to that person's participation during the calendar year, including the carryforward balance if applicable.

     8.  Change of Control.  In the event of a change of control of the
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Company's Common Stock, all participants who have unreimbursed qualifying transactions or a carryforward balance for such qualifying transactions at the time the change of control occurs shall be entitled to receive a lump sum payment equal to the unreimbursed amounts and carryforward balance, provided that such amount added to prior payments under the Plan may not exceed the aggregate maximum reimbursement under the Plan of $100,000. For the purposes of this Plan, a "change in control" of the Company shall mean: (i) any "person," including a "group" as determined in accordance with the Section 13(d) of the Securities Exchange Act of 1934 ( the "Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the board of directors of the Company or any successor to the Company; (iii) the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 80% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Company, other than (A) affiliates within the meaning of the Exchange Act, or (B) any party to the merger or consolidation; (iv) a tender offer or exchange offer is made and consummated for the


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ownership of securities of Iroquois representing 20% or more of the combined voting power of the Companys then outstanding voting securities; or (v) the Company transfers substantially all of its assets to another corporation which is not controlled by the Company.


     9.  Death or Termination of Employment.  In the event of the death of a
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participant or the termination of a participant's employment for any reason other than for cause, the participant or the participant's estate shall be entitled to receive payment of any unreimbursed qualifying transactions in participant's account under the Plan that would have been payable at the end of the year if death or termination had not occurred. Eligibility for any further participation terminates, any carryforward balance is canceled, and neither participant nor participant's estate shall be entitled to any reimbursement in excess of the $5,000 payable during the year of death or termination. Any participant who is terminated for cause from employment or removed for cause from the board of directors shall not be entitled to any further reimbursement under the Plan under any circumstances.

     10.  Amendment and Termination of Plan.  The board of directors of the
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Company may at any time in its sole discretion terminate the Plan or make such amendment of the Plan as it may deem proper and in the best interests of the Company or any subsidiary, in each case without the consent of any participant or any subsidiary.